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                                                                   Exhibit 24.2

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of each of IXC Communications, Inc., Atlantic States Microwave Transmission Company, Central States Microwave Transmission Company, IXC Carrier, Inc., IXC Long Distance, Inc., Link Net International, Inc., Rio Grande Transmission, Inc., Telcom Engineering, Inc., Tower Communication Systems Corp., West Texas Microwave Company and Western States Microwave Transmission Company (collectively, the "Companies"), hereby constitutes and appoints John J. Willingham, his true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign the Companies' Amendment No. 1 to Registration Statement on Form S-4 and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Dated: May 15, 1996.

                                                /s/ Ralph J. Swett
                                                ---------------------------
                                                Ralph J. Swett